GUARANTY
BANK
a Temple-Inland company

IRREVOCABLE LETTER OF CREDIT NO. 300568382-7001446:

Issued: March 7, 2005

BENEFICIARY:
Coral Energy Holdings, L.P.
909 Fannin, Plaza Level 1
Houston, TX 77010

APPLICANT:
The Exploration Company of Delaware, Inc.
500 North Loop 1604 E., Suite 250
San Antonio, TX 78232
Attn: Mark Stark

AMOUNT:
USD $2,800,000.00
Two Million Eight Hundred Thousand Dollars and no/100 U.S. Dollars

Expiry Date:
November 16, 2006

Gentlemen:

We hereby establish our Irrevocable Standby Letter Of Credit in favor of Coral Energy Holding, L.P. (hereinafter referred to as "Beneficiary") for the account of:

The Exploration Company of Delaware, Inc.
500 North Loop 1604 E., Suite 250
San Antonio, TX 78232

For an aggregate amount of Two Million Eight Hundred Thousand Dollars and no/l00 U.S. dollars (USD $2,800,000.00) available by your sight draft drawn on Guaranty Bank, 8333 Douglas Ave., Dallas, Texas 75225, Attn: Commercial Loan Support, by payment against your drafts at sight (in the form attached hereto as Exhibit A) to be accompanied by either:

a..

A signed statement by an authorized officer of Beneficiary that the amount drawn under this Letter of Credit represents an amount due and owing to Beneficiary and unpaid by The Exploration Company of Delaware, Inc. pursuant to an ISDA Master Agreement. Master Swap Agreement and/or confirmations for swaps, options or other financially settled transactions, or

8333 Douglas Avenue
Dallas, TX 75225
ph: 214 360 3380 / fax: 214 360 5265

IRREVOCABLE LETTER OF CREDIT NO. 300568382-7001446:
ISSUED: MARCH 7, 2005
GUARANTY
BANK
a Temple-Inland company

b.

A signed statement by an authorized officer of Beneficiary that (a) The Exploration Company of Delaware Inc. has contractual obligations to Beneficiary which extend beyond the expiration date of this Letter of Credit, and (b) The Exploration Company of Delaware, Inc. has not provided a substitute letter of credit prior to ten (10) business days before the expiration date of this Letter of Credit, and (C) Beneficiary is therefore drawing upon this Letter of Credit and will hold the proceeds as security until application against amounts which become due to Beneficiary under an ISDA Master Agreement, Master Swap Agreement and/or confirmations for swaps, options or other financially settled transactions. It is not necessary to present the original Letter of Credit in connection with any drawings hereunder.

Special Conditions:

	A.	Photocopies for copy documents are acceptable.

	B.	All banking charges are for the account of applicant.

	C.	Partial Drawings are permitted.

	D	This Letter of Credit cannot be transferred or assigned.

The term "Beneficiary" includes any successor by operation of law of the named beneficiaries; however, appropriate documentary evidence of this fact must be presented to the bank.

Drafts must be presented at the main banking quarters ("main office") of Guaranty Bank, 8333 Douglas Ave., Dallas, Texas 75225, Attention: Commercial Loan Support not later than November 16, 2006. Provided all conditions to payment have been complied with, Guaranty Bank will honor all drafts on or before the third banking day following proper presentation. "Banking Day" shall mean any day on which the main office of Guaranty Bank is open and transacting banking business. This Letter of Credit is irrevocable and is not assignable.

Guaranty Bank agrees with the drawers, endorsers and bona tide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that the drafts will be honored on due presentation strictly in accordance with the terms hereof.

This Letter of Credit shall be governed by (A) Chapter 5 of the Texas Business and Commerce Code, as amended, and (B) The Uniform Customs and Practices for Documentary Credits (Current Revision), published by the International Chamber of Commerce. Publication 500.

Guaranty Bank Guaranty Bank

BY: /s/ Kevin Hanigan		BY: /s/ Paula Egger
Kevin Hanigan		Paula Egger
Executive Vice President		Senior Vice President
Managing Director Corporate Banking		Director Commercial Loan Support

8333 Douglas Avenue
Dallas, TX 75225
ph: 214 360 3380 / fax: 214 360 5265